Exhibit (k)(6)

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED

EXPENSE SUPPORT AND CONDITIONAL

REIMBURSEMENT AGREEMENT

AMENDMENT NO. 1 TO THE AMENDED AND RESTATED EXPENSE SUPPORT AND CONDITIONAL REIMBURSEMENT AGREEMENT, dated as of January 16, 2015 (this “Amendment”) by and between CĪON Investment Corporation (the “Company”) and ICON Investment Group, LLC ("IIG").

Recitals:

A.           The Company and IIG are parties to an Amended and Restated Expense Support and Conditional Reimbursement Agreement, dated December 13, 2013 (the “Agreement”);

B.            The Company and IIG desire to amend the Agreement; and

C.            Capitalized terms used herein which are not otherwise defined have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:

A.          Section 3.2(i) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(i) Unless otherwise agreed by the parties, this Agreement shall terminate on December 31, 2015”

B.           Reaffirmation of the Agreement and Other Documents. Except as modified herein, all of the covenants, terms and conditions of the Agreement remain in full force and effect and are hereby ratified and reaffirmed in all respects. In the event of any conflict, inconsistency or incongruity between the terms and conditions of this Amendment and the covenants, terms and conditions of the Agreement the terms and conditions of this Amendment shall govern and control.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Amended and Restated Expense Support and Conditional Reimbursement Agreement as of January 16, 2015.

ICON INVESTMENT GROUP, LLC

By:	/s/ Mark Gatto
Name:	Mark Gatto
Title:	Co-President and Co-Chief Executive Officer

CĪON INVESTMENT CORPORATION

By:	/s/ Michael A. Reisner
Name:	Michael A. Reisner
Title:	Co-President and Co-Chief Executive Officer